EXHIBIT 10.10


                              CONSULTING AGREEMENT

                                  Effective Date of the Agreement: March 1, 2005

      THIS CONSULTING AGREEMENT ("Agreement") is entered into as of March 1, 2005, by and between Technology Management Advisors LLC, a Colorado limited liability company ("Consultant"), and Composite Technology Corporation, a Nevada corporation ("Company").

                                    Recitals

      A. The Company is in the business of (a) developing technology for composite materials for electrical conductor and structural applications, (b) manufacturing, marketing and selling composite reinforced materials for electrical conductor and structural applications, and (c) manufacturing, marketing and selling electrical conductor and structural products incorporating composite materials (the "Business"). The Company's success is in significant part dependent upon its ability to protect its intellectual property and to continue to develop or identify additional technology that will provide a competitive advantage in the Business.

      B. Consultant is in the business of advising clients with respect to the creation, management and protection of intellectual property rights. Consultant also provides business advice and structuring for new business opportunities.

      C. The Company desires to retain Consultant, and Consultant is willing to be retained by the Company, to render consulting services on the terms and conditions set forth herein.

                                   Agreement

      Accordingly, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Term.

      On the terms and subject to the conditions set forth herein, the Company agrees to retain Consultant, and Consultant agrees to serve as a consultant to the Company, for a term commencing on the date hereof and ending on February 29,2008. This term may be extended upon mutual agreement of the parties.


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      2. Technoloy Management.

Consultant shall provide the following services to the Company in connection with its ongoing technology management program:

            (a) Advise management of the Company with respect to all aspects of the Company's technology protection and management program, including consulting with respect to strategies to create and protect intellectual property rights associated with its existing technology and any new technology developed or acquired;

            (b) Consider and advise management concerning patent protection for the Company's technology, including the processes, hardware configurations and software, and advise management in connection with management's determinations as to the filing of patent applications;

            (c) Select and manage legal groups to prepare, file and prosecute the desired patent applications authorized by management; review the patent applications prepared by counsel on behalf of the Company; and keep management advised as to the prosecution of each application and the timing of the issuance of each of the applications;

            (d) Consider and advise management concerning international filing strategies, including the selection of countries for each of the corresponding U.S. applications; select and manage attorneys and agents in each country selected by management for filing, coordinate with such attorneys and agents the filing and prosecution of all foreign patent applications and the maintenance of issued patents;

            (e) Work closely with management with regard to the ongoing research and development efforts to coordinate the initial patent filings with anticipated filings and to develop a database sufficient to strengthen and broaden the overall patent protection consistent with available resources;

            (f) Consider and advise management concerning options for third-party arrangements for further technology development, manufacturing, marketing, licensing and joint venture arrangements in the U.S. and abroad and overall company strategies regarding such transactions;

            (g) Advise management with respect to technology based agreements, including consulting agreements, agreements dealing with the disclosure and protection of proprietary information and agreements establishing and managing technology based joint developments, joint ventures, limited liability companies and other forms of business alliances;

            (h) Working with patent counsel, advise management with respect to "freedom to operate" issues relating to third party patents, including problems associated with the production and sales of particular products in view of third-party patents; and


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            (i) Provide such other services relating to technology management and protection as are agreed upon by the Company and Consultant.

      3. New Technology Within Scope of Business.

      Consultant shall assist management in evaluating new technology that is within the scope of the Business. Consultant shall promptly advise Company when it becomes aware of new technology that is within the scope of the Business and Company shall advise Consultant of its interest in any technologies that it desires the services of Consultant. Regarding such technologies, each shall provide to the other all relevant information in its possession with respect to the technology. If the Company desires to pursue the new technology, Consultant shall use commercially reasonable efforts to investigate and analyze the technology and determine its availability to the Company, including, without limitation, conducting due diligence in the area of intellectual property protection and freedom to operate. Consultant shall report to management the results of any investigations and the Company shall instruct Consultant whether it wishes to pursue the acquisition of rights with respect to the technology. If the Company desires to acquire rights in the technology, Consultant shall attempt to negotiate agreements for the Company's acquisition of the rights desired. Consultant shall not have authority to enter into any such agreement on the Company's behalf and all agreements must be approved and executed by an authorized officer of the Company. Consultant will advise and consult with management concerning all agreements and transactions pursuant to which rights in such technology are acquired or new technology is developed or commercialized, including, without limitation, the structuring and documentation of relationships with other individuals or entities who will participate in the acquisition, development or commercialization of the technology. If the Company is successful in acquiring rights in a technology, Consultant will provide the services discussed in Section 2 with respect to that technology.

      4. Scope.

      The Company acknowledges that the time required for Consultant to perform the services described in Sections 2 and 3 will depend upon the level of technology-related activity by the Company and also upon the nature and availability of technology within the scope of the Business. Consultant shall devote such time and effort to the performance of those services as is reasonably necessary to fulfill its obligations hereunder. Any work or task of Consultant provided for herein which requires the Company to provide information or assistance to Consultant shall be excused (without effect upon any obligation of the Company) until such time as the Company has fully provided all information and assistance necessary for Consultant to complete the work or task. The services of Consultant shall not include any work that is in the ordinary purview of a lawyer, certified public accountant or other licensed professional and the Company shall be responsible for separately retaining and compensating any such professional whose services are necessary to allow Consultant to fulfill its obligations hereunder. Consultant cannot guarantee results on behalf of the n Company, but shall use commercially reasonable efforts in providing the services described above.


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      5. Consultant Personnel.

      Consultant acknowledges that the Company is entering into this Agreement to obtain the services of Mr. McIntosh. Consultant agrees that all services hereunder (other than clerical or administrative services) shall be performed either directly by or under the direct supervision of Mr. McIntosh.

      6. Consultant Compensation.

      Consultant shall be compensated in an amount of $250,000 per year, payable quarterly at the beginning of each calendar quarter. Payment may be made in cash or if the price of the shares is above $2.00, in freely trading shares of the Company's common stock at the election of the Company. If payment is made in stock, the amount to be credited to Company shall be that amount that Consultant actually receives upon the sale of such shares, provided, however, that the amount credited to the Company shall be no less than $1.83 per share. Consultant shall promptly report to Company the sale of any such shares, and the amount received by Consultant upon such sale, and this amount shall be credited to the account of Company. Consultant shall produce satisfactory receipts or bills of sale supporting such sales. Such shares shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), for issuance to Consultant hereunder. Such certificates shall be issued in the name of Michael D. McIntosh as the owner of Consultant. The shares of Common Stock issued each year shall be duly authorized, validly issued, fully paid and nonassessable and shall not be subject to any restrictive legend or other restriction on transfer. If the Company terminates this Agreement pursuant to Section 12(b) or (c), Consultant's annual compensation under this Section 6(a) for the year of termination shall be prorated to the date of termination and Consultant shall return any unsold shares and/or refund to the Company the portion of such compensation attributable to the portion of the quarter after the date of termination. In the event that the Company shall not be in receipt of proper reporting of the receipts from the sale of any shares issued in compensation in accordance with the terms hereof for longer than 12 months from the date of the issue of the share certificates, the value attributed to such shares shall be fixed by the Company calculated as the average of the publicly announced closing prices of the shares during such 12 month period.

      7. Expenses.

      The Company shall reimburse Consultant for all direct out-of-pocket costs reasonably incurred by Consultant in the performance of services hereunder; provided, however, that any expense in excess of $1,000 for any item must be approved in advance by the Company. The Company shall reimburse expenses promptly upon receipt of a statement therefore from Consultants accompanied by a reasonable supporting documentation.


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      8. Cooperation by Company.

      The Company shall make available to Consultant all information and personnel reasonably requested by Consultant in connection with the performance of its obligations hereunder. In addition, the Company shall keep Consultant informed on a reasonably current basis of developments in the Company's technology and business so that the Consultant shall have a reasonable basis upon which to advise the Company as contemplated hereby.

      9. Confidentiality.

      Consultant and Company aclcnowledge and reaffirm the Confidentiality Agreement entered into on January 4,2002.

      10. Standard of Care.

      Consultant shall perform all services hereunder in a commercially reasonable manner and to the best of its ability. However, Consultant shall have no liability to the Company for any loss, liability, cost or expense suffered or incurred by the Company as a result of any act or omission by Consultant or its personnel except such as arise from the gross negligence or willful misconduct of Consultant or its personnel. In the event that Consultant selects legal counsel or others to provide services to the Company, Consultant shall not be responsible for any act or omission of such legal counsel or others as long as they were selected with reasonable care.

      11. Indemnification.

      The Company shall indemnify Consultant and its members, managers, officers, directors, employees and agents against any loss, liability, cost or expense incurred by any of them as a result of or relating to the performance of services for the Company hereunder, except such as are caused directly by the gross negligence or willful misconduct of Consultant or its personnel. Such indemnification shall include all expenses (including reasonable attorneys fees) incurred by the indemnified person in connection with investigating and defending any claim against which such person is entitled to indemnification.

 12. Termination.

            (a) Either party shall have the right to terminate this Agreement as of any anniversary of the date hereof by providing at least ninety (90) days' prior written notice to the other party.

            (b) Breach. If either party fails to perform its obligations hereunder in any material respect, and if such failure is not cured within 30 days after written notice of breach from the other party, the other party may terminate this Agreement by written notice of termination to the breaching party.


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            (c) Unavailability of McIntosh. In the event that the services of
      Mr. McIntosh become unavailable to Consultant, whether as a result of death, disability, retirement or otherwise, the Company may terminate this Agreement by written notice to Consultant.

            (d) Change of Control. In the event that (i) the Company sells more than 50% of its assets, whether in a single transaction or a series of transactions, (ii) any five or fewer persons (other than William Arrington and Benton Wilcoxon) have or acquire beneficial ownership (as determined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended) of 40% or more of the Company's outstanding Common Stock, or
      (iii) Benton Wilcoxon's employment with the Company terminates, whether as a result of death, disability, retirement or otherwise, then, in any such event, Consultant may terminate this Agreement by written notice to the Company.

      13. Nature of Agreement.

      The services to be provided by Consultant hereunder shall not include the practice of law. Any legal services required by the Company with respect to the matters dealt with in this Agreement shall be provided by lawyers selected by Consultant and reasonably satisfactory to the Company who shall be retained and separately compensated by the Company. The Consultant shall act solely as an independent contractor under this Agreement and nothing contained herein is intended to create any partnership, agency, joint venture or other relationship between the Company and the Consultant. Consultant shall have no authority to bind the Company contractually in any manner. The Consultant understands that it is illegal for the Company to issue securities registered under its 2002 Non Qualified Stock Compensation Plan in compensation for financial consulting services; accordingly the Consultant represents and warrants that it shall indicate clearly the provision of any such services so that they may be compensated in cash and that the Consultant shall not accept in remuneration of such services any shares in accordance with the provisions contained herein.

      14. Notices.

      All notices given under this Agreement shall be in writing. Any notice may be transmitted by any means selected by the sender. A notice that is mailed to a party at its address given below, registered or certified mail, return receipt requested, with all postage prepaid, will be deemed to have been given and received on the earlier of the date reflected on the return receipt or the third business day after it is posted. Any notice sent by facsimile transmission to a party at its facsimile number given below shall be deemed to have been given and received upon confirmation of transmission by the sender's facsimile machine. Any notice transmitted by recognized overnight courier service to a party at its address given below shall be deemed given and received on the first business day after it is delivered to the courier. Any notice given by any other means shall be deemed given and received only upon actual receipt. The addresses and facsimile numbers of the parties for notice purposes are as follows:


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      If to the Consultant:
      Michael D. McIntosh, Manager
      Technology Management Advisors LLC
      8000 East Prentice Avenue, Suite B-6
      Englewood, CO 80111
      Facsimile No: (303) 689-9677

      If to the Company:
      Benton H. Wilcoxon, CEO
      Composite Technology Corporation
      2026 McGaw Avenue
      Irvine, CA 92614
      Facsimile No.: (949) 756-1090

      Any party may change its address or facsimile number for notice purposes, or add additional persons to whom copies of any notice should be sent, by written notice to the other Party.

      15. Miscellaneous.

      This Agreement shall be governed in all respects by the laws of the State of California. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and neither party has relied upon any representation, warranty or promise not contained herein. As of the Effective Date of this Agreement, this Agreement shall supercede the Consulting Agreement between the parties under date of March 27,2002, and that portion of the term of the March 27,2002 Consulting Agreement from February 28, 2005 to its stated expiration shall no longer be in effect. The Consultant acknowledges the full settlement of any amounts outstanding under the March 27, 2002 Consulting Agreement with the issue by the Company of 150,000 shares by the Company subject to the terms of the Minutes of the Board of Directors of the Company dated March 1,2005. The Consultant further acknowledges that it has received, through the issue of such shares to Mr McIntosh, additional shares (or is holding cash from the proceeds of the sale of such shares) that have not yet been applied to the payment of any amounts owing by the Company to the Consultant. The Consultant undertakes to apply the proceeds from the sale of such shares to payments made under the present Agreement and in accordance with its terms. No failure by either party to insist upon the strict performance of any term or provision of this Agreement shall constitute a waiver thereof on that or any subsequent occasion. This Agreement may be amended, and any term or provision hereof may be waived, only in a writing signed by the party charged with such amendment or waiver. In the event of any litigation between the parties with respect to this Agreement or the performance of either party hereunder, the prevailing party shall be entitled to recover, in addition to any other relief awarded by the court, its reasonable attorneys' fees and other costs of preparing for and participating in the litigation.

      [Signatures follow on the next page, page 8]


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      IN WITNESS WHEREOF, the Company and the Consultant have executed this
Agreement as of the day and year first above written.


                                       Composite Technology Corporation

                                       By: /s/ Benton H Wilcoxon, CEO
                                          --------------------------------
                                       Benton H Wilcoxon, CEO


                                       Technology Management Advisors LLC

                                       By: /s/ Michael D McIntosh
                                          --------------------------------
                                       Michael D McIntosh, Manager





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